                              EMPLOYMENT AGREEMENT

                                 by and between

                              PUREZZA GROUP, INC.

                                      and

                                LEONARD M. PERLE

                                                        Prepared by:

                                                        ROBERT D. FENSTER
                                                        ATTORNEY AT LAW, P.C.
                                                        337 NORTH MAIN STREET
                                                        SUITE 11
                                                        NEW CITY, NY 10956
                                                        (845) 638-4700

                               TABLE OF CONTENTS
                              -------------------

                              EMPLOYMENT AGREEMENT
                              --------------------

        EMPLOYMENT AGREEMENT, made effective this lst day of October, 2001 (the
Effective Date"), by and between PUREZZA GROUP, INC., a Nevada corporation, with offices at S100 North Federal Highway, Ft. Lauderdale, Florida 33308 (the
"Employer") and Leonard M. Perle, residing at 301 East 63rd Street, New York.,
New York 10021 (the "Employee").

                              W I T N E S S E T H:

        WHEREAS, the Employer desires to utilize the services of the Employee, and the Employee desires to be employed by the Employer upon the terms and conditions set forth in this Employment Agreement.

        NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein provided, and with the foregoing being deemed incorporated hereinbelow, the parties hereto do hereby agree as follows:

1. TERM OF EMPLOYMENT.

        1.1   The Employer hereby employs the Employs and the Employee hereby accepts employment with the Employer, all in accordance with the terms and conditions hereof, for a five (5) year term commencing on the Effective Date of this Agreement and ending five (5) years from the Effective Date set forth hereinabove. This Agreement will remain in full force and effect for the term hereof, unless sooner terminaTed in accordance with Article "4" or "5".

2.DUTIES.

        2.1   During the continuance hereof (the "Employment Period"), the
              Employee shall be employed by the Employer as President and member of the Board of Directors or in such other similar position or positions as may be determined from time to time by the Board of
              Directors of the Employer with such duties, responsibilities and powers as may reasonably be related to such position or positions and as shall from time to time be assigned to Employee in such positions.

        2.2   During the Employment Period, the Employee shall competently and diligently continue to devote so much of Employee's time, energy and attention to the business affairs of the Employer and use
              Employee's efforts, skills and abilities to promote the interests of the Employer as may reasonably be required to carry out the business purposes of the Employer. Unless the Employee obtains the consent of the Employer in writing, the Employee agrees not to engage in any other business which is directly competitive during the term of Employee's employment with the Employer. The
              provisions of this section shall not be construed as preventing the Employee from inventing Employee's personal assets or being involved in businesses which do not directly compete with the
              Employer.

3. COMPENSATION AND OTHER BENEFITS.

        3 .1   Throughout the Employment Period, the Employer agrees to pay the
               Employee compensation for Employee's services pursuant to the terms of this Employment Agreement as follows:

                3.1.1 During months one (1) through twelve (12) a base salary of
                      Sixty Thousand ($60,000.00) Dollar. per annum payable
                      weekly with all withholdings to be deducted by Employer,
                      plus options to purchase the Employer's shares of common
                      stock in accordance with Schedule 3.1.1.

                3.1.2 During months thirteen (13) through nineteen (19) a base salary of One Hundred Thousand ($100,000) Dollars per
                      annum payable weekly with all withholdings to be deducted
                      by Employer, plus options to purchase the Employer's
                      shares of common stock in accordance with Schedule 3.1.1.

                3.1.3 During months twenty (20) through twenty-six (26) a base salary of One Hundred Fifty Thousand ($150,000} Dollars
                      per annum payable weekly with all withholdings to be
                      deducted by Employer, plus options to purchase the
                      Employer's shares of common stock in accordance with
                      Schedule 3.1.1.

                3.1.4 During months twenty-seven (27) through thirty-two (32) a base salary of Two Hundred Thousand ($200,000) Dollars per annum payable weekly with all withholdings to be deducted
                      by Employer, plus options to purchase the Employer's
                      shares of common stock in accordance with Schedule 3.1.1.

                3.1.5 During months thirty-three (33) through sixty (60) a base salary of Two Hundred Fifty Thousand ($250,000} Dollars
                      per annum payable weekly with all withholdings to be
                      deducted by

                      Employer, plus options to purchase the Employer's shares
                      of common stock in accordance with Schedule 3.1.1.

                3.2   It is understood that throughout the term of this
                      Agreement the Employee shall be granted periodic increases to the above annual base salary. The said increases shall
                      be based upon the Employee's performance of Employee's
                      duties as set forth in section 2 above and cost of living
                      1ncreases. Thus, the annual salary at the time of any
                      termination as set forth in section 5 below shall be based upon the amount of compensation at the time of termination rather than the base salary.

                3.3   Upon submission of appropriate invoices or vouchers, in
                      such form as may be necessary to substantiate
                      deductibility for united States federal Income Tax
                      purposes, the Employer shall payor reimburse the Employee
                      for all reasonable expenses incurred by the Employee in
                      the performance of Employee's duties hereunder in
                      furtherance of the business of the employer.

                3.4   The Employee shall be entitled to participate in any
                      fringe benefit plan available to the Employer's employees
                      as in effect from time to time, to the extent that
                      Employee may be eligible to participate under the
                      applicable provisions of any such plan, and to receive
                      such other fringe benefits as may be agreed upon in
                      writing.

                3.5   The Employee shall be entitled to such paid vacation time
                      during each twelve (1.2) months during the Employment
                      Period as shall be mutually agreed upon by the Employer
                      and the Employee, but in no event shall the Employee be
                      entitled to less than four (4) weeks vacation time with
                      respect to any twelve (12) month employment period.
                      Vacation time shall be taken on reasonable prior notice
                      and at 4 time and in a manner designed not to interfere
                      with the proper operation of the business of the Employer.
                      Unused vacation time may be accumulated from year to year.
                      However, the Employee may be paid for any unused vacation
                      time as the parties may agree.

4. DEATH AND DISABILITY.

                4.1 Death: If the Employee dies during the Employment Period, the Employment Period shall thereupon terminate for all
                    purposes of this Agreement and the Employer's obligations
                    hereunder shall terminate immediately and the Employee's
                    estate or legal representative shall be entitled only to the following:

                        4.1.1 All salary shall, in accordance which Section 3.1,
                              be paid through the balance or the full term of
                              this Agreement;

                        4.1.2 Any unissued options, as determined in accordance
                              with this Agreement, earned by the Employee in
                              respect of any calendar year prior to the calendar
                              year in which occurs the death of the Employee;

                        4.1.3 Any unissued options, as determined in accordance
                              with this Agreement, earned by the Employee in
                              respect of the year in which occurs the death of
                              the Employee; and

                        4.1.4 Any expenses incurred through the date of the
                              Employee's death, as determined in accordance with
                              Article 3 of this Agreement.

                        4.1.5 In addition, the Employer shall pay the legal
                              representAtive of the estate of the Employee or to
                              the appropriate distribute or distributes of the
                              estate of the Employee, as the case may be, in
                              exchange to any shares of the common stock of the
                              Employer held by the Employee as of the date of
                              the Employee's death. However, in the event any
                              stock options have been granted to the Employee
                              during the term of this Agreement, or any
                              subsequent extension, which were exercisable by
                              the Employee at the time of Employee's demise or
                              at a future date, the options must be exercised by
                              the deceased Employee's estate within one hundred
                              eighty (180) days of the date of death.

                4.2   Disability: If the Employee is unable to perform
                      Employee's duties as required pursuant to the terms of
                      this Agreement by reason of mental or physical illness or
                      incapacity, the Employer agrees to continue all payments
                      due hereunder for the balance of the full term of this
                      Agreement. Notwithstanding anything to the contrary
                      contained herein, the Employee shall be considered
                      disabled and the Employer shall terminate this Agreement
                      at any time the Employee shall be absent from employment
                      as a result of mental or physical illness or incapacity
                      for a continuous period of ninety (90) days. Upon any such termination, the Employee shall be entitled to the
                      following:

                        4.2.1 All salary shall be paid in accordance with
                              section 3.1 through the balance of the full term
                              of this Agreement;

                        4.2.2 Any unissued options, as determined in accordance
                              with this Agreement earned by the Employee in
                              respect of any calendar year prior to the calendar
                              year in which Occurs the disability of the
                              Employee;

                        4.2.3 Any unissued options, as determined in accordance
                              with this Agreement, earned by the Employee in
                              respect of the year in which occurs the disability
                              of the EmPloyee; and

                        4.2.4 Any expenses incurred through the date of the
                              commencement of Employee's disability, as
                              determined in accordance with Article 3 of this
                              Agreement.

                        4.2.5 In addition, in the event that the Employee shall,
                              by reason of any medically determinable physical
                              or mental impairment which has lasted for a period
                              of at least one hundred eighty (180) days and
                              which renders the Employee unable to perform
                              Employee's duties hereunder, the Employee shall
                              be deemed disabled and the Employer shall purchase
                              from the Employee and the Employee shall sell to
                              the Employer any shares to common stock of the
                              Employer held by the Employee at the expiration of
                              such one hundred eighty (180) day period in
                              accordance with the prov1sions of this Agreement.

5 TERMINATION.
  ------------

                5.1   This Agreement and the Employee's employment hereunder
                      may be terminated by the Employer for cause at any time.
                      Upon any such termination, the Employee shall be entitled
                      only to the following:

                        5.1.l All salary, as determined in accordance with
                              section 3.1 of this Agreement, through the full
                              term of this Agreement;

                        5.1.2 Any unissued options, as determined in accordance
                              with this Agreement earned by the Employee in
                              respect of any calendar year prior to the calendar
                              year in which occurs the effective date of such
                              termination;

                        5.1.3 Any unissued options, as determined in accordance
                              with this Agreement, earned by the Employee in
                              respect of the year in which occurs the effective
                              date of such termination, prorated to the date of
                              death; and

                        5.1.4 Any expenses incurred by the Employee through the
                              effective date of such termination, as determined
                              in accordance with section 3.2 of this Agreement.

                5.2 For the purposes of this Agreement, "cause" shall be defined as:

                        5.2.1 The Employee having been convicted without a right
                              of further appeal of any felony crime, including
                              but not limited to, fraud or embezzlement;

                        5.2.2 Any substantial failure or refusal to perform or
                              any substantial breach of Employee's duties
                              assigned to Employee in good faith without
                              arbitrary or capricious intent pursuant to Article
                              2 of the Agreement as an employee of the
                              Employer.

                5.3 The Employer shall have the right to terminate the
                    employment of the Employee immediately upon the occurrence of events constituting "cause" as defined above and shall
                    give the Employee thirty (30) days written notice of
                    termination of employment for "cause". If the Employee has not, within the reasonable opinion of the board of directors of the Employer, cured Employee's failure or refusal to
                    perform or breach of Employee's duties as an employee or
                    commenced during any default that takes more than thirty
                    (30) days to cure, the employment of the Employee will
                    terminate at the end of such period. The Employee shall have a right to appear' before the board of directors of the
                    Employer to discuss any termination for cause pursuant to
                    this section.

                5.4 Notwithstanding the foregoing, in the event the Employer terminates employment without cause or sUbstantially
                    interferes with the Employee's duties and functions which
                    would be attributable to the Employee's position or
                    transfers the ownership or management of  the business then, in that event, the Employee may deem this Agreement breached by the employer and Employee shall be entitled to receive
                    severance pay representing full payment of all salary,
                    options issued and perquisites through to the expiration
                    date of this Agreement, which amount shall be paid
                    immediately upon such termination.

                        5.4.1 In the event of termination pursuant to this
                              section, the Employee may also seek other
                              employment which is directly competitive with that
                              of the Employer.

                        5.4.2 In the event of such termination, Employee shall
                              have the right to file financing.

                              statements where appropriate to secure Employer's
                              obligation to Employee and Employee may execute
                              such financing statements on behalf of Employer.

6. COVENANTS OF THE EMPLOYEE.

                6.1   Confidential Information: The Employee covenants and
                      agrees that Employee will not at any time during
                      Employee's employment, reveal, divulge or make known to
                      any person or use for Employee's own account any
                      confidential or proprietary information whatever,
                      including but not limited to, client and/or customer lists of the Employer (any and all of which are hereinafter
                      referred to as the "Confidential Information") previously
                      used by the Employer during the Employment Period and made known (whether or not with the knowledge and permission of the Employer) to the Employee by reason of Employee's
                      employment by the Employer. The Employee further covenants and agrees that Employee shall retain all such knowledge
                      and information which Employee shall acquire or develop
                      respecting such Confidential Information in trust for the
                      sole benefit of the Employer and its successors and
                      assigns unless Employer breaches this Agreement. This
                      section shall not apply to information made known to the
                      Employee by reason of Employee's outside personal business interests or personal investments made in accordance with
                      this Agreement so long as such information is not
                      Confidential Information used by the Employer prior to
                      Employees employment with Employer.

                6.2   Covenant Not to Compete: The Employee covenants and agrees that for such period as Employee shall be employed by the
                      Employer and so long as Employer is not in breach of this
                      Agreement, Employee will not, without the prior written
                      consent of the Employer, directly, whether as principal or as agent, officer, director, employee, consultant,
                      stockholder, investor (other than a holder of not more
                      than five (5%) percent of any class of securities traded
                      on a national or regional stock exchange) or otherwise,
                      alone or in association with any other person, firm,
                      corporation, or other business organization, carry on or be engaged, concerned or take part in or render like services to or own any interest in any firm, corporation or other
                      business organization which is engaged in the same
                      business to that engaged in by Employer.

                6.3   Non-Interference Covenant: The Employee covenants and
                      agrees that for such period as Employee shall be employed
                      by the Employer, Employee will not, whether to Employee's
                      own account or for the account of any other

                      person, firm, cOrporation or other business organization,
                      intentionally interfere with the Employer's relationship
                      with or endeavor to entice away from the Employer, any
                      person who is employed by or associated with the Employer
                      in an executive, managerial or sales capacity.

7. INDEMNIFICATION.

        7.1   The Employer agrees to indemnify the Employee for any liability that may be asserted against the Employee for any acts of the
              Employee prior and subsequent to the commencement of the term of this Agreement including, but not limited to, the cost of defense against any such assertion or other matters related thereto.

8. SURVIVAL

        8.1   At the sole discretion of the Employee, in the event the Employer shall sell the business to, or merge with, a third party. this
              Employment Agreement shall survive between the Employee and the third party as the new Employer. In the event the Employee elects to terminate this Agreement upon such sale, the Employer shall pay to the Employee immediately the full salary and value of the perquisites and issue all options due to Employee in accordance with Article 3 through the balance of the full term of this
              Agreement.

9. BINDING EFFECT BENEFITS.

        9.1  This Agreement shall inure to the benefit of and shall be binding
             Upon the parties hereto and their respective successors, assigns, heirs and legal representatives. Insofar as the Employee is concerned. this contract, being personal, cannot be assigned.

10. NOTICES.

        10.1 All notices, requests, demands and other communications which are required or which may be given pursuant to this Agreement
             shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail or express mail, return receipt requested, postage prepaid or facsimile actually received, to:
if to Employee:

        Leonard M. Perle
        301 East 63rd Street
        Apt. lOE
        New York, New York 10021
        Telephone: (212} 826-7141
        Facsimile: (212) S29-88d4

                                       10

with a copy to:
        ROBERT D. FENSTER, ATTORNEY AT LAW, P.C.
        Attn: Robert D. Fenster, Esq.
        337 North Main Street
        Suite 11
        New City, New York 10956
        Telephone: (845) 638-4700
        Facsimile: (845) 638-4767

if to Employer:

        PURBZZA GROUP, INC.
        Attn: Joseph Safina
        c/o World Trade Partners Inc.
        One East Broward Boulevard
        Suite 700
        Fort Lauderdale, FL 33301
        Telephone: (954) 745-7478
        Facsimile: ('54) 761-1617

                or to such address as may be furnished from time to time in writing by the parties hereto. Any notices not given in
                accordance with this section shall not be deemed invalid if actually received within the time required.

11. ENTIRE AGREEMENT.

                11.1   This Agreement contains the entire agreement between the
                       parties hereto and supersedes all prior agreements and
                       understandings, oral or written, between the parties
                       hereto with respect to the subject matter hereof.

12. AMENDMENTS AND WAIVERS.

                12.1   This Agreement may not be modified or amended except by
                       an instrument or instruments in writing signed by the
                       party against whom enforcement or any such modification
                       or amendment is sought. Either party hereto may, by an
                       instrument in writing, waive compliance by the other
                       party with any term or provision of this Agreement on the
                       part of such other party hereto to be performed or
                       complied with. The waiver by any party hereto of a breach
                       of any term or provision of this Agreement shall not be
                       construed as a waiver of any subsequent breach.

13. SECTION AND OTHER HEADINGS.

                13.1   The section and other headings contained in this
                       Agreement are for the reference purposes only and shall
                       not be deemed to be a part of this Agreement or to
                       control or affect the meaning or construction of any
                       provision of this Agreement.

14. SEVERABILITY.

                14.1   If any term or provision of this Agreement is held or
                       deemed to be invalid or unenforceable, in whole or in
                       part, by a court of competent jurisdiction, this
                       Agreement shall be ineffective to the extent of such
                       invalidity or unenforceability without rendering invalid
                       or unenforceable the remaining terms and provisions of
                       this Agreement.

15. VENUE.

                15.1   Any controversy or claim arising out of or relative to
                       this Agreement, or the breach thereof, shall be subject
                       to the jurisdiction of the Supreme Court of the State of
                       New York (or the Justice Court of the town of Clarkstown,
                       if the jurisdiction is sufficient to permit a full
                       recovery to the Plaintiff in any action) with venue for
                       all proceedings to be held in Rockland County, State of
                       New York.

16. GOVERNING LAW.

                16.1   This Agreement shall be governed by and construed and
                       enforced in accordance with the laws of the State of
                       New York, without regard to any principles of conflicts
                       of law.

17. COUNTERPARTS.

                17.1   This Agreement may be executed in any number of
                       counterparts, each of which shall be deemed an original,
                       and all of which together shall be deemed one and the
                       same instrument.

        IN WITNESS WHEREOF I the parties hereto have duly executed this
Agreement on the year and day first above written.

EMPLOYER:                                       EMPLOYER:
PUREZZA GROUP, INC.                             PUREZZA GROUP, INC.

By: /s/ Larry Legel                             By: /s/ Larry Legel
---------------------                           ---------------------
    LARRY LEGEL, EXECUTIVE VICE                    LARRY LEGEL, ACTING PRESIDENT
    PRESIDENT AND DIRECTOR                         OCTOBER 1, 2001
    REAFFIRMED ON MARCH 22, 2002,
    AS OF OCTOBER 1, 2001

By: /s/ Leonard M. Perle                        By: /s/ Leonard M. Perle
---------------------                           ---------------------
    LEONARD M. PERLE, EMPLOYEE                      LEONARD M. PERLE, EMPLOYEE
    REAFFIRMED ON MARCH 28, 2002,                   OCTOBER 1, 2001
    AS OF OCTOBER 1, 2001

                                       11

                                 SCHEDULE 3.1.1
                                    OPTIONS

The options are at the predetermined cost set forth below or the market at the time if issuance, whichever is lower:

No. of Options   Price      Employers Gross Revenue or Earnings as Set Forth
--------------   ------     --------------------------------------------------

500,000         $ .50           Options Issued at $1,000,000.00 in Revenue

500,000         $1.00           Options Issued at $250,000.00 in Earnings

500,000         $2.00           Options Issued at $2,000,000.00 in Revenue

500,000         $2.50           Options Issued at $500,000.00 in Earnings

500,000         $2.50           Options Issued at $4,000,000.00 in Revenue

500,000         $3.00           Options Issued at $750,000.00 in Earnings

1,000,000       $5.00           Options Issued at $1,000,000.00 in Earnings

1,000,000       $5.00           Options Issued at $2,000,000.00 in Earnings

1,000,000       $7.00           Options Issued at $5,000,000.00 in Earnings

1,000,000       $7.00           Options Issued at $7,500,000.00 in Earnings